                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF SEPTEMBER 9, 2004

                                  BY AND AMONG

                         DIGITAL LIFESTYLES GROUP, INC.

                                       AND

                             THE PURCHASERS NAMED ON
                               THE SIGNATURE PAGES
                                     HERETO

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                                TABLE OF CONTENTS

SECURITIES PURCHASE AGREEMENT..................................................................................           1

   1.     AGREEMENT TO PURCHASE................................................................................           1

   2.     CLOSING..............................................................................................           1

   3.     SEPARATE AGREEMENTS..................................................................................           1

   4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.............................................           2

   5.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.....................................................           9

   6.     COVENANTS............................................................................................          10

   7.     CONDITIONS TO CLOSING................................................................................          12

   8.     INDEMNIFICATION......................................................................................          14

   9.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................................          15

   10.    MISCELLANEOUS........................................................................................          15

SCHEDULE OF PURCHASERS ........................................................................................         I-1

DISCLOSURE SCHEDULE............................................................................................        DS-1

EXHIBIT A......................................................................................................         A-1

EXHIBIT B......................................................................................................         B-1

EXHIBIT C......................................................................................................         C-1

                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (the "AGREEMENT") is entered into as of September 9, 2004 by and among Digital Lifestyles Group, Inc., a Delaware corporation (the "COMPANY"), and the purchasers identified on the signature pages hereto (the "PURCHASERS"). The Company desires to sell, and the Purchasers desire to purchase shares (the "SHARES") of the Company's common stock, $0.03 par value per share (the "COMMON STOCK"), and warrants to purchase shares of Common Stock (the "WARRANTS," and together with the Shares, the "SECURITIES"), for the aggregate purchase price of approximately $5,000,000.00, on the terms and subject to the conditions set forth herein.

      Accordingly, the Company and the Purchasers hereby agree as follows:

      1. AGREEMENT TO PURCHASE.

      At the Closing (as defined below), and subject to the terms and conditions set forth in this Agreement, each Purchaser will purchase from the Company, and the Company will issue and sell to such Purchaser:

            (a) the number of Shares determined by dividing the dollar amount set forth opposite such Purchaser's name on Schedule I hereto (the "PURCHASE PRICE") by $0.346

            (b) a Warrant, in the form attached hereto as Exhibit A, to purchase the number of shares of Common Stock equal to 50% of the number of Shares sold to Purchaser as determined in Section 1(a) at an exercise price per share equal to $0.475.

      The Company will not issue fractional shares or a Warrant exercisable for a fractional share. If the total number of Shares determined pursuant to Section 1(a) is not a whole number, the Purchaser will receive the next lowest whole number of Shares.

      2. CLOSING.

      The closing of the purchase and sale of the Securities (the "CLOSING") shall take place at 3:00 p.m. local time at the offices of Morrison & Foerster, LLP in New York, New York, on the date hereof, or on such other date or at such other time or place as the Company and the Purchasers may agree. Simultaneously with payment of the Purchase Price for the Securities being purchased by each Purchaser, by check or wire transfer of immediately available funds to an account specified by the Company, the Company will deliver to such Purchaser (a) a certificate or certificates representing the number of shares purchased by such Purchaser pursuant to Section 1(a) above, in such denominations and registered in such names as such Purchaser may request, and (b) a corresponding Warrant.

      3. SEPARATE AGREEMENTS.

      The Company's agreement with each of the Purchasers is a separate agreement, and the sale of the Securities to each of the Purchasers is a separate sale.

      4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

      The Company represents and warrants to, and covenants with, each Purchaser as of the date hereof and except as set forth on the Disclosure Schedule attached hereto (the "DISCLOSURE SCHEDULE"), as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT," and, collectively with this Agreement and the Warrants, the "TRANSACTION AGREEMENTS"). The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the failure to so qualify or be in good standing would have a material adverse effect on the business affairs, operations, assets, properties or financial condition of the Company and its subsidiaries ("MATERIAL ADVERSE EFFECT"). Each of the Company's subsidiaries listed on Section 4(a) of the Disclosure Schedule (the "SIGNIFICANT SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of its applicable jurisdiction of incorporation indicated next to its name and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it. Each Significant Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify or be in good standing would have a Material Adverse Effect. The Significant Subsidiaries are only operating subsidiaries of the Company.

            (b) The Company has taken, or shall take before Closing, all corporate action required to authorize the execution and delivery of the Transaction Agreements and the performance of its obligations hereunder and thereunder, including the issuance of the Securities and the reservation for issuance and issuance of the shares of Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES"). This Agreement constitutes, and each of the other Transaction Agreements when executed and delivered shall constitute, a legal, valid and binding agreement of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

            (c) When issued to and paid for by the Purchasers in accordance with the terms of this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable, and shall be free of any liens, claims, encumbrances or restrictions on transfer (other than those created by the Transaction Agreements and applicable state and/or federal securities laws). The Warrant Shares have been reserved for issuance, and upon issuance in accordance with the terms of the Warrants will be duly and validly issued, fully paid and nonassessable, and shall be free of any liens, claims, encumbrances or restrictions on transfer (other than those created by the Transaction Agreements and applicable state and/or federal securities laws).

            (d) As of the date of this Agreement, the authorized and outstanding capitalization of the Company consists of (i) a total of 5,000,000 authorized shares of preferred stock, $0.03 par value per share (the "PREFERRED STOCK"), none of which are issued and outstanding, and (ii) a total of 100,000,000 authorized shares of Common Stock, of which 23,196,375 shares were issued and outstanding as of the close of business on September 7, 2004. All of such outstanding shares are validly issued, fully paid and nonassessable, and none of such outstanding shares was issued in violation of any preemptive rights. In addition to the foregoing, as of the date of this Agreement, options to purchase a total of 6,765,295 shares of Common Stock and warrants to purchase 2,738,667 shares of Common Stock were outstanding.

Otherwise, there are not outstanding any options, warrants or similar agreements for the purchase from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock and, except as set forth in Section 4(d) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. The issue and sale of the Shares, the Warrants and the Warrant Shares will not obligate the Company to issue or sell, pursuant to any pre-emptive right or otherwise, shares of Common Stock or other securities to any person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

            (e) Neither the sale of the Securities hereunder nor the performance of the Company's other obligations under the Transaction Agreements will violate, conflict with, result in a breach of or constitute a default (or an event that, with notice or lapse of time, would constitute a default) under (i) the certificate of incorporation or bylaws of the Company; (ii) any decree, judgment, order or determination of any court, governmental agency or body, or any arbitrator having jurisdiction over the Company or any of the Company's assets; (iii) any law, rule or regulation applicable to the Company, other than federal or state securities laws (which are discussed below); or (iv) the terms of any material agreement by which the Company is bound or to which any property of the Company is subject. Neither the sale of the Securities hereunder nor the performance of the Company's other obligations under the Transaction Agreements will result in the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, right or approval applicable to the Company, its businesses or operations or any of its assets or properties. Based in part on the representations made by each of the Purchasers in this Agreement, the offer and sale of the Securities to each of the Purchasers will be in compliance with applicable federal and state securities laws, assuming no change in applicable law and no unlawful distribution of the Securities by the Purchasers or any other parties; provided, with respect to the Warrant Shares, any exercise of the Warrants is made pursuant to the form of Subscription Agreement attached to the Warrants, and that the representations made therein will be true as of the time of each such exercise.

            (f) Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Neither the Company nor any of its affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the sale or issuance of the Shares, the Warrants and the Warrant Shares as contemplated hereby or (ii) cause the offering or issuance of the Shares, the Warrants or the Warrant Shares pursuant to this Agreement or any of the Transaction Agreements to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

            (g) The Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, and all Current Reports on Form 8-K filed by the Company since December 31, 2003 (collectively, the "DISCLOSURE DOCUMENTS"), as of the respective dates thereof, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the Disclosure Documents to the extent required by the rules and regulations of the Securities and Exchange Commission (the "SEC") as in effect at the time of filing. Except for filings required as a result of the

Transaction Agreements, the Company has prepared and filed with the SEC all filings and reports required by the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") to make the Company's filings and reports current in all respects.

            (h) The financial statements of the Company included in each of the Disclosure Documents, including the schedules and notes thereto, comply in all material respects with the requirements of the Securities Act or the Exchange Act, (as applicable) fairly present the financial condition and results of operations and cash flows of the Company and its subsidiaries at the respective dates and for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods.

            (i) Except as described in the Disclosure Documents, since June 30, 2004, there has been no material adverse change in the properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

            (j) Except for (i) the filing and effectiveness of any registration statement required to be filed by the Company under the Securities Act pursuant to the terms of the Registration Rights Agreement and (ii) any required state "blue sky" law filings in connection with the transactions contemplated hereunder or under the other Transaction Agreements, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution or delivery of, or the performance of the obligations under, this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated herein and therein, have been obtained or will be obtained prior to the Closing and will be effective as of the Closing. The execution and delivery by the Company of this Agreement and the other Transaction Agreements, the consummation of the transactions contemplated herein and therein, and the issuance of the Shares, the Warrants and the Warrant Shares, do not require the consent or approval of the stockholders of, or any lender to, the Company.

            (k) Neither the Company nor any of the Significant Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of the Significant Subsidiaries), nor has the Company or any of the Significant Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived), or (ii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as does not, and would not, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (l) Other than as described in that certain Master Private Placement Engagement Letter dated August 31, 2004 by and between the Company and Tejas Securities Group, Inc. ("TEJAS"), neither the Company nor any of its subsidiaries has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or the other Transaction Agreements, and neither the Company nor any of its subsidiaries has incurred, or shall incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the other Transaction Agreements, or any transaction contemplated hereby or thereby.

            (m) Except as described in the Disclosure Documents, there are no pending or, to the Company's knowledge, threatened actions, suits, claims, proceedings or investigations against or involving the Company or any of the Significant Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

            (n) Except as contemplated by the Transaction Agreements (including the agreement with Tejas referred to in Section 4(e)), since June 30, 2004, the Company and its subsidiaries have incurred no liabilities or obligations, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise, except for liabilities or obligations that, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect, other than liabilities and obligations arising in the ordinary course of business. Except for indebtedness reflected in the June 30, 2004 balance sheet included in the Disclosure Documents, the Company has no indebtedness outstanding as of the date hereof. Except as disclosed in the Disclosure Documents, the Company is not in default with respect to any outstanding indebtedness or any instrument relating thereto.

            (o) Each of the Company and the Significant Subsidiaries has good and marketable title to all real and personal property owned by it that is material to the business of the Company as described in the Disclosure Documents, in each case free and clear of all liens and encumbrances, except those, if any, reflected in the financial statements included in the Disclosure Documents or incurred in the ordinary course of business consistent with past practice. Any real property and facilities held under lease by the Company or the Significant Subsidiaries are held by it or them under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and other equitable remedies) with which the Company and the Significant Subsidiaries are in compliance in all material respects.

            (p) Except as disclosed in the Disclosure Documents, no labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees or consultants of the Company that has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (q)The Company or a Significant Subsidiary owns, or has the right to use, all right, title and interest in and to all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands, copyrights (whether or not registered and, if applicable, including pending applications for registration) and other proprietary rights or information, owned or used by the Company or any of its Significant Subsidiaries (collectively, the "RIGHTS"), and in and to each material invention, software, trade secret, and technology used by the Company or any of the Significant Subsidiaries (the Rights and such other items, the "INTELLECTUAL PROPERTY"), except where the failure to own or possess the right to use the Intellectual Property would not reasonably be expected to have a Material Adverse Effect, and, to the Company's knowledge, the Company or one of its Significant Subsidiaries owns and has the right to use the same, free and clear of any claim or conflict with the rights of others (subject to the provisions of any applicable license agreement). Except as disclosed in the Disclosure Documents, there have been no written claims made against the Company or any of the Significant Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the Company's knowledge, there are no reasonable grounds for any such claims.

            (r) Except for the subsidiaries listed on Section 4(r) to the Disclosure Schedule, the Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any other person or entity. Except as described in the Disclosure Documents, the Company is not a participant in any joint venture, partnership, or similar arrangement material to its business.

            (s) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of the Significant Subsidiaries has filed (or has had filed on its behalf), will timely file or will cause to be timely filed, or has timely filed for an extension of the time to file, all material Tax Returns (as defined below) required by applicable law to be filed by it or them prior to or as of the date hereof, and such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and the Significant Subsidiaries has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with GAAP on or before the date hereof an adequate accrual for the payment of, all material Taxes (as defined below) due with respect to any period ending prior to or as of the date hereof. "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Internal Revenue Service or any taxing authority (whether state, county, local or foreign) (each, a "TAXING AUTHORITY"), including any interest, fines, penalties or additional amounts attributable to or imposed upon any such taxes or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority, including information returns, any documents with respect to accompanying payments of estimated Taxes, or with respect to or accompanying requests for extensions of time in which to file any such return, report, document, declaration or other information. Except as would not reasonably be expected to have a Material Adverse Effect, there are no claims or assessments pending against the Company or any of the Significant Subsidiaries for any material alleged deficiency in any Tax, and neither the Company nor any of the Significant Subsidiaries has been notified in writing of any material proposed Tax claims or assessments against the Company or any of the Significant Subsidiaries. No Tax Return of the Company or any of the Subsidiaries is the subject of an examination by a Taxing Authority. Each of the Company and the Subsidiaries has withheld from each payment made to any of its past or present employees, officers and directors, and any other person, the amount of all material Taxes and other deductions required to be withheld therefrom and paid the same to the proper Taxing Authority within the time required by law, except for immaterial failures to so withhold taxes.

            (t) None of the Company nor any of its subsidiaries is, or is an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Company or any of its subsidiaries is a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

            (u) Except as set forth on Section 4(u) to the Disclosure Schedule or for the transactions contemplated by the Transaction Agreements (including the agreement with Tejas referred to in Section 4(e)) or as described in the Disclosure Documents, since June 30, 2004, the Company has conducted its business only in the ordinary course, consistent with past practice, and since such date there has not occurred: (i) any event, occurrence or development that has had, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or any of its subsidiaries;
(ii) any amendments or changes in the charter documents or by-laws of the Company or its subsidiaries; (iii) any: (A) incurrence, assumption or guarantee by the Company or any of its subsidiaries of any debt for borrowed money other than (1) equipment leases made in the ordinary course of business, consistent with past practice and (2) any such incurrence, assumption or guarantee with respect to an amount of $25,000 or less that has been disclosed in the Disclosure Documents; (B) issuance or sale of any securities convertible into or exchangeable for securities of the Company other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (C) issuance or sale of options or other rights to acquire from the Company or any of its subsidiaries, directly or indirectly, securities of the Company or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business, consistent with past practice; (D) issuance or sale of any stock, bond or other corporate security other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (E) declaration or making of any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security other than to or from directors, officers and employees of the Company or one of its subsidiaries as compensation for or in connection with services rendered to the Company or one of its Subsidiaries (as applicable) or for reimbursement of expenses incurred on behalf of the Company or one of its Subsidiaries (as applicable); (F) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, consistent with past practice, or cancellation of any debt or claim except in the ordinary course of business, consistent with past practice; (G) waiver of any right of substantial value whether or not in the ordinary course of business; (H) material change in officer compensation, except in the ordinary course of business and consistent with past practice; or (I) other commitment (contingent or otherwise) to do any of the foregoing; (iv) any creation, sufferance or assumption by the Company or any of its subsidiaries of any lien on any asset or any making of any loan, advance or capital contribution to or investment in any person, in an aggregate amount which exceeds $25,000 outstanding at any time; or (v) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or any of its subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business, consistent with past practice.

            (v) The Company and the Significant Subsidiaries possess all certificates, approvals, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their businesses as described in the Disclosure Documents, except where the failure to possess such permits would not have a Material Adverse Effect (the "MATERIAL PERMITS"), and the Company has not received any written notice of proceedings relating to the revocation or modification of any Material Permits except as described in the Disclosure Documents.

            (w) Except as set forth in the Disclosure Documents or as contemplated by the Transaction Agreements, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (x) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the business in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and its subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

            (y) Except as disclosed in the Disclosure Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorizations, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company is otherwise in compliance with the Securities Act, the Exchange Act and all other rules and regulations promulgated by the SEC and applicable to the Company, including the Sarbanes-Oxley Act of 2002, as amended.

            (z) Neither the Company nor, to the Company's knowledge, any other person acting on its behalf and at the direction of the Company, has provided to any Purchaser that is not an officer or director of the Company or associate or affiliate of an officer or director of the Company (the "OUTSIDE PURCHASERS") or any such Outside Purchaser's agents or counsel any information that in the Company's reasonable judgment, at the time such information was furnished, constitutes material, non-public information. The Company understands and confirms that each Purchaser will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Agreements. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement furnished by or on behalf of the Company, taken as a whole is true and correct and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Other than the transactions contemplated by the Transaction Agreements, no event or circumstance has occurred or information exists with respect to the Company or the Significant Subsidiaries or its or their business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5.

            (aa) Except as set forth in Section 4(aa) to the Disclosure Schedule, as described in the Disclosure Documents or as contemplated by the Transaction Agreements, the Company has not granted or agreed to grant to any person any right (including "piggy-back" and demand registration rights) to have any capital stock or other securities of the Company registered with the SEC or any other government authority.

            (bb) To the Company's knowledge, except as would not reasonably be expected to have a Material Adverse Effect, all contracts and agreements filed by the Company as exhibits to the Disclosure Documents are in full force and effect.

            (cc) Each "employee benefit plan" within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, and all retirement, profit sharing, stock option, stock bonus, stock purchase, severance, fringe benefit, deferred compensation, and other employee benefit programs, plans, or arrangements, whether or not subject to ERISA (all such programs, plans, or arrangements shall be collectively referred to as the "COMPANY PLANS") has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended, and other applicable laws, rules and regulations, except as described in the Disclosure Documents or as would otherwise not reasonably be expected to have a Material Adverse Effect. With respect to any Company Plan, except as described in the Disclosure Documents or as would otherwise not reasonably be expected to have a Material Adverse Effect, no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress.

            (dd) Based on the consolidated financial condition of the Company and its subsidiaries as of the date hereof, (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known and contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debts when such amounts are required to be paid. The Company has no present intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

            5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

      Each Purchaser (severally and not jointly) represents and warrants, as of the date hereof and as of the Closing, as follows:

            (a) Such Purchaser has the capacity to enter into the Transaction Agreements and to purchase the Securities from the Company pursuant to the terms and conditions of this Agreement. This Agreement constitutes, and each of the other Transaction Agreements when executed and delivered shall constitute, a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

            (b) Such Purchaser understands that the issuance of the Securities hereunder and the issuance of the Warrant Shares have not been registered under the Securities Act, based on the exemption from registration provided by Section 4(2) of the Securities Act, and that the Company's reliance on such exemption depends in part on such Purchaser's representations and warranties in this Agreement.

            (c)Such Purchaser is acquiring the Securities for its own account for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act.

            (d) Such Purchaser understands that the Securities constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available.

            (e) Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, who by reason of such Purchaser's business and financial experience has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser has had the opportunity to ask questions of, and receive answers from, the Company and its officers and agents and has received all information concerning the Company that such Purchaser has requested in connection with its purchase of the Securities.

            (f) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over such Purchaser or of such Purchaser's affiliates is required for the execution of this Agreement or any of the other Transaction Agreements or the performance of such Purchaser's obligations hereunder or thereunder, including, without limitation, the purchase of the Securities from the Company.

            (g) If such Purchaser is a corporation, partnership or other entity, such Purchaser has taken, or prior to the Closing will have taken, all corporate, partnership or other action (as applicable) required to authorize the execution and delivery of the Transaction Agreements and the performance of its obligations hereunder and thereunder.

            (h) Such Purchaser understands that no federal or state or other governmental agency has passed upon or made any recommendation or endorsement with respect to the Securities.

            (i) Such Purchaser acknowledges that the Company may be required to file the Transaction Agreements with the SEC, and to describe the transactions contemplated by the Transaction Agreements in such filing, and subsequent filings, and such Purchaser hereby consents to such filing. Such Purchaser also acknowledges that, due to its percentage ownership of outstanding shares of the Common Stock after Closing, it may be required to make certain filings with the SEC, and such Purchaser hereby agrees to make such filings in a timely manner.

            (j) Such Purchaser understands that any certificates evidencing the Securities will bear substantially the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION."

            (k) Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

      6. COVENANTS.

            (a) Each Purchaser shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Shares, the Warrants or the Warrant Shares, except (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an available exemption from registration under the Securities Act (including sales permitted pursuant to Rule 144) and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of either an opinion of counsel of such Purchaser reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws or a representation letter of such Purchaser reasonably satisfactory to the Company setting forth a factual basis for concluding that such proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 6(a) shall be void. The Company shall not register any transfer of the Shares in violation of this
Section 6(a). The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this
Section 6(a).

            (b) Notwithstanding whether a transfer of Securities would be permitted under Section 6(a), each Purchaser that is an officer or director or an affiliate of an officer or director of the Company agrees that such Purchaser will not transfer any of the Securities purchased by such Purchaser hereunder for a period of six months following the Closing without the prior consent of the Company, provided that such Purchaser may exercise a Warrant for Warrant Shares, so long as such Purchaser does not transfer the Warrant Shares received upon such exercise until at least six months after the Closing.

            (c) Except to the extent required by applicable laws, rules, regulations or stock exchange requirements, neither (i) the Company, any of its subsidiaries or any of their affiliates nor (ii) any Purchaser or any of its affiliates shall, without the written consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. In no event will either (i) the Company, any of its subsidiaries or any of their affiliates or (ii) any Purchaser or any of its affiliates make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement without consulting with the other party, to the extent feasible, as to the content of such public announcement or press release.

            (d) Except as required by law, the Company and its directors, officers, employees and agents shall not provide any Outside Purchaser with any material non-public information regarding the Company or any of its subsidiaries at any time after the Closing. In the event of a breach of the foregoing covenant, or in the event that Company is legally required to make certain disclosures to any Outside Purchaser (and does so), then in addition to any other remedy provided for herein, in the Transaction Agreements or in equity or at law, each Outside Purchaser to whom information has been disclosed (whether as a result of breach or as required by law) may request, in writing, that the Company promptly (but in no event more than five (5) business days after the date of such writing) publicly disclose, by press release, SEC filing, or otherwise, an appropriate summary of the information that, in such Outside Purchaser's reasonable judgment, constitutes the then material non-public information. After such five (5) business-day period, the Outside Purchaser(s) who was or were in receipt of such material non-public information shall be automatically authorized to make all of the information, or any portion thereof, available to the public generally, without incurring any liability to the Company for such disclosure.

            (e) The Company covenants and agrees that the proceeds from the sale of the Securities shall be used by the Company for working capital and general corporate purposes or any other purpose approved by the Company's board of directors, including, without limitation, growth initiatives, capital expenditures and potential acquisitions; under no circumstances shall any portion of the proceeds be applied to: (i) the payment of dividends or other distributions on any capital stock or other securities of the Company; (ii) the purchase of debt or equity securities of any person for cash, including the Company, except in connection with investment of excess cash in high quality (A1/P1 or better) money market instruments having maturities of one year or less; (iii) any expenditure not directly related to the business of the Company; or (iv) the call, repurchase or redemption of any Company equity or equity-equivalent securities.

            (f) The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or the issuance of the Warrant Shares to the Purchasers.

            (g) The Company agrees to reserve from its duly authorized capital stock the total number of Shares of Common Stock issuable upon the Closing and issuable upon the exercise in full of the Warrants. The Company agrees that at any time, if and when its shares of Common Stock are listed on NASDAQ, that it will use reasonable efforts to promptly list and qualify the Shares and the Warrant Shares for trading on NASDAQ.

            (h) The Company shall not issue any capital stock or other securities in connection with the raising of additional financing or capital until all of the Shares have been registered for resale pursuant to an effective registration statement and otherwise in accordance with the terms set forth in the Registration Rights Agreement; provided; however, that the foregoing shall not prohibit the Company from issuing (i) shares of Common Stock or securities convertible into or exercisable for Common Stock:

(A) upon conversion of the Warrants or other securities issuable upon conversion of securities outstanding as of the date hereof, (B) to employees, consultants, officers or directors of the Company pursuant to stock option, stock purchase or stock bonus plans or agreements or other stock incentive plans or arrangements approved by the Board, which are in existence as of the date hereof, (C) pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization or corporate partnering agreement if such issuance is approved by the Board, (D) in connection with any stock split, stock dividend or recapitalization of the Company, (E) with respect to warrants to purchase Common Stock issued to Tejas' designee, Westech Capital Corporation, and (F) in connection with lease lines, bank loans, corporate partnering or other similar transactions, provided such issuances described in this clause (G) are not primarily for the purpose of equity financing and are approved by the Board; or (ii) securities convertible into or exercisable for shares of Common Stock that, in the aggregate, do not exceed 15% of the fully-diluted number of shares of Common Stock outstanding on the date hereof, including (X) all shares of Common Stock that may be issued upon the conversion or exercise of any security outstanding on the date hereof that is convertible into or exercisable for Common Stock and (Y) all Shares and Warrant Shares to be issued pursuant to the terms of the Transaction Agreements.

      7. CONDITIONS TO CLOSING.

            (a) The obligation of each of the Purchasers to purchase Securities at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of the following conditions on or before the Closing:

            (i) The representations and warranties of the Company in Section 4 shall be true in all material respects at and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

            (ii) The Company shall have performed and complied in all material respects with all agreements and conditions in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

            (iii) The Company shall have delivered to the Purchasers a copy of the Registration Rights Agreement executed by the Company.

            (iv) No proceeding challenging this Agreement or the other Transaction Agreements, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Company.

            (v) The sale of the Shares and the issuance of the Warrants (and the Warrant Shares) to the Purchasers shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other person with respect to any of the transactions contemplated hereby required to be obtained or made prior to the Closing shall have been duly obtained or made and shall be in full force and effect.

            (vi) All instruments and corporate proceedings of the Company in connection with the transactions contemplated by this Agreement and the other Transaction Agreements shall be satisfactory in form and substance to each Purchaser, and each Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchasers may have reasonably requested in connection with such transactions.

            (vii) Each Purchaser shall have received from Haynes and Boone, LLP, special counsel to the Company, an opinion addressed to such Purchaser, dated the Closing Date and substantially in the form of Exhibit C hereto.

            (viii) Each Purchaser shall have received from the Company an original stock certificate evidencing the purchase of the Shares and an original Warrant, in each case for the number of shares of Common Stock and the number of Warrant Shares, respectively, set forth opposite such Purchaser's name on Schedule I hereto.

            (iv) Each Purchaser shall have received duly executed Transfer Agent Instructions acknowledged by the Company's transfer agent.

            (x) The Company shall have delivered, in form and substance satisfactory to each Purchaser, a certificate dated the Closing Date and signed by the secretary or another officer of the Company, certifying (i) that attached copies of the Certificate of Incorporation, the By-Laws and resolutions of the Company's Board of Directors approving this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, are all true, complete and correct and remain in full force and effect as of the date hereof, and (ii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the other Transaction Agreements and any other document delivered in connection herewith on behalf of the Company.

            (b) The obligations of the Company to issue and sell the Securities to the Purchasers at the Closing are subject to the fulfillment, or the waiver by the Company, of the following conditions on or before such Closing:

            (i) The representations and warranties of each Purchaser purchasing Securities at the Closing in Section 5 shall be true in all material respects at and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

            (ii) The Purchasers shall have performed and complied in all material respects with all agreements and conditions in this Agreement required to be performed or complied with by the Purchasers prior to or at the Closing.

            (iii) All approvals of the Company's Board and, if required, stockholders necessary for performance of the transactions contemplated by the Transaction Agreements shall have been obtained.

            (iv) No proceeding challenging this Agreement or the other Transaction Agreements, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Company.

            (v) The sale of the Shares and the issuance of the Warrants (and the Warrant Shares) to the Purchasers shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other person with respect to any of the transactions contemplated hereby required to be obtained or made prior to the Closing shall have been duly obtained or made and shall be in full force and effect.

            (vi) The Company shall have received from each Purchaser the Purchase Price set forth opposite such Purchaser's name on Schedule I hereto for the Securities being purchased by each Purchaser, by check or wire transfer of immediately available funds to an account specified by the Company.

      8. INDEMNIFICATION.

            (a) The Company agrees to indemnify, defend and hold harmless each Purchaser and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (collectively, the "PURCHASER INDEMNITEES") to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, "LOSSES") based upon, arising out of or otherwise in respect of any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in the other Transaction Agreements, or for any broker's fees or finder's fees claimed by Tejas or any other broker or placement agent relating to the transactions contemplated by this Agreement.

            (b) All claims for indemnification by a Purchaser Indemnitee pursuant to this Section 8 shall be made as follows:

            (i) If a Purchaser Indemnitee has incurred or suffered Losses for which it is entitled to indemnification under Section 8(a), then such Purchaser Indemnitee shall give prompt written notice of such claim (a "CLAIM NOTICE") to the Company. Each Claim Notice shall state the amount of claimed Losses (the "CLAIMED AMOUNT"), if known, and the basis for such claim.

            (ii) Within 30 days after delivery of a Claim Notice, the Company (the "INDEMNIFYING PARTY") shall provide to each Purchaser Indemnitee (the "INDEMNIFIED PARTY"), a written response (the "RESPONSE NOTICE") in which the Indemnifying Party shall: (A) agree that all of the Claimed Amount is owed to the Indemnified Party, (B) agree that part, but not all, of the Claimed Amount (the "AGREED AMOUNT") is owed to the Indemnified Party, or
      (C) contest that any of the Claimed Amount is owed to the Indemnified Party. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Losses for which the Indemnified Party is entitled to indemnification under Section 8(a). If no Response Notice is delivered by the Indemnifying Party within such 30-day period, then the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

            (iii) If the Indemnifying Party in the Response Notice agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the Indemnified Party, then the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Claimed Amount to be paid in the manner set forth in this Section 8. If the Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party, then the

      Indemnifying Party shall owe to the Indemnified Party an amount equal to the agreed amount set forth in such Response Notice to be paid in the manner set forth in this Section 8.

            (iv) No delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any actual prejudice caused by or arising out of such delay.

            (c) The Indemnifying Party shall make payment of any portion of any Claimed Amount that the Indemnifying Party has agreed in a Response Notice that it owes to an Indemnified Party, or that the Indemnifying Party is deemed to have agreed it owes to such Indemnified Party, said payment to be made within thirty (30) days after such Response Notice is delivered by the Indemnifying Party or should have been delivered by the Indemnifying Party, as the case may be.

            (d) The Indemnifying Party will not be liable for any Losses hereunder arising out of a breach of representation or warranty unless a written claim for indemnification is given by the Indemnified Party to the Indemnifying Party on or prior to the third anniversary of the date on which the registration statement covering the resale of the Shares initially became effective.

            (e) Notwithstanding anything contained herein to the contrary, the Indemnifying Party will not be liable for any Losses hereunder in excess of $5,000,000.00.

            (f) Notwithstanding any term to the contrary in this Section 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder. The parties hereby acknowledge and agree that in addition to remedies of the parties hereto in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant or agreement that is contained in this Agreement pursuant to the indemnification provisions of this Section 8, all parties shall always retain the right to pursue and obtain injunctive relief in addition to any other rights or remedies hereunder.

      9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      The respective agreements, representations, warranties and other statements made by or on behalf of each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Securities.

      10. MISCELLANEOUS.

            (a) This Agreement may be modified only in a writing signed by the party against whom such modification is to be enforced.

            (b) All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return-receipt requested), or courier guaranteeing overnight delivery:

                  (i) if to a Purchaser, at the address set forth on such
            Purchaser's signature page to this Agreement; and

                  (ii) if to the Company:

                  Digital Lifestyles Group, Inc.
                  1001 S. Capital of Texas Highway
                  Building I, Suite 210
                  Austin, Texas  78746
                  Attention: Theodore B. Muftic, Chief Financial Officer

                  with a copy to:

                  Digital Lifestyles Group, Inc.
                  1001 S. Capital of Texas Highway
                  Building I, Suite 210
                  Austin, Texas  78746
                  Attention: J. William Wilson, General Counsel

            All such notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            (c) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person shall have any right or obligation hereunder, except that, a Purchaser may assign its rights and obligations hereunder to any person or entity that purchases from such Purchaser Shares and the Warrants corresponding to such Shares (a "PERMITTED ASSIGNEE"), so long as (i) such purchase of Shares and Warrants by the Permitted Assignee and such sale of Shares and Warrants by the Purchaser occurs prior to the filing of the Shelf Registration Statement, as such term is defined in the Registration Rights Agreement; (ii) such purchase of Shares and Warrants by the Permitted Assignee and such sale of Shares and Warrants by the Purchaser complies in all respects with the provisions of Sections 6(a) and 6(b); (iii) such Permitted Assignee and Purchaser provide the Company with written notice at the time of such assignment stating the name of such Permitted Assignee and identifying the Shares and Warrants as to which this Agreement is being assigned; and (iv) any Permitted Assignee shall receive any Shares and Warrants purchased by such Permitted Assignee subject to all the terms and conditions of this Agreement and shall thereafter be deemed a "Purchaser" for all purposes under this Agreement. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

            (d) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (f) THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS BETWEEN RESIDENTS OF DELAWARE WHOLLY EXECUTED AND WHOLLY PERFORMED THEREIN.

            (g) In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions contained herein shall not be affected or impaired thereby.

            (h) This Agreement, together with the other Transaction Agreements, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESSES WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

                                        COMPANY:

                                        DIGITAL LIFESTYLES GROUP, INC.

                                        By: /s/ Kent A. Savage
                                            ------------------------------------
                                            Name: Kent A. Savage
                                                  ------------------------------
                                            Title: Chief Executive Officer
                                                   -----------------------------

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                    SIGNATURE PAGES OF PURCHASERS TO FOLLOW]

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

      The undersigned hereby executes this counterpart signature page to the Stock Purchase Agreement, dated as of September 9, 2004, by and among Digital Lifestyles Group, Inc. and certain Purchasers, including the undersigned.

                                        ________________________________________
                                        Name of Purchaser (Please print)

                                        By:_____________________________________
                                        (Signature)

                                        By:_____________________________________
                                        (Second signature, if necessary)

                                        Print Name:_____________________________

                                        Title:__________________________________

                                        Address:________________________________
                                        ________________________________________
                                        ________________________________________

                                        Phone:__________________________________

                                        Fax:____________________________________

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                   SCHEDULE I

                             SCHEDULE OF PURCHASERS

                                                                     WARRANT
      PURCHASER                                     SHARES            SHARES      PURCHASE PRICE
------------------                                ----------        ---------     --------------
Savage Interests, LP                               1,011,560          505,780     $   349,999.76
Theodore B. Muftic                                   722,543          361,271     $   249,999.88
R-2 Group Holdings, LLC                              433,526          216,763     $   150,000.00
W. T. Phillips, Sr. Irrevocable Family
GSTT Trust                                           289,017          144,508     $    99,999.89
James A. Haslam II                                   289,017          144,508     $    99,999.89
Fred Langley                                         144,508           72,254     $    49,999.77
Samuel J. Furrow, Sr                                 144,508           72,254     $    49,999.77
Hand Partnership L.P.                                144,508           72,254     $    49,999.77
Salter Family Partners, Ltd.                         118,497           59,248     $    40,999.97
John C. Waterfall                                  1,011,560          505,780     $   349,999.76
John Joseph Gorman V Trust                         1,445,086          722,543     $   499,999.76
Ryleigh Gorman Trust                               1,445,086          722,543     $   499,999.76
John J. Gorman IV                                  2,407,514        1,203,757     $   832,999.85
Schottenfeld Qualified Associates, LP              2,167,630        1,083,815     $   749,999.98
LC Capital Master Fund Ltd.                        1,011,560          505,780     $   349,999.76
Remus Holdings, LLC                                1,011,560          505,780     $   349,999.76
Tejas Securities Group, Inc.                         450,867          225,433     $   155,999.99
Morris D. Weiss, IRA Regular                          28,901           14,450     $     9,999.75
Joseph Zicherman                                     173,410           86,705     $    59,999.86
                                                  ----------        ---------     --------------
TOTAL                                             14,450,858        7,225,426     $ 4,999,996.93
                                                  ==========        =========     ==============

                               DISCLOSURE SCHEDULE

                                    EXHIBIT A

                                [Form of Warrant]

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

                  WARRANT TO PURCHASE [NUMBER OF SHARES] SHARES
                             OF THE COMMON STOCK OF
                         DIGITAL LIFESTYLES GROUP, INC.

WARRANT NO.:  2004-[____]                    DATE OF ISSUANCE: SEPTEMBER 9, 2004

      This certifies that [_________] or his, her or its permitted assigns (each individually, a "HOLDER") for value received, shall be entitled to purchase from Digital Lifestyles Group, Inc., a Delaware corporation (the "COMPANY"), having its principal place of business at 1001 S. Capital of Texas Highway, Building I, Suite 200, Austin, Texas 78746, a maximum of [_______] fully paid and nonassessable shares of the Company's common stock, par value $0.03 per share ("COMMON STOCK"), for a purchase price equal to $0.475 per share (the "EXERCISE PRICE") at any time, or from time to time, up to and including 5:00 p.m., Central Standard time on the date two years after the Registration Statement (as defined below) is declared effective (the "EXPIRATION DATE"), upon (i) the surrender to the Company at its principal place of business (or at such other location as the Company may advise the Holder in writing) of this Warrant and a Form of Subscription in substantially the form attached hereto duly completed and executed and, (ii) if applicable, payment in cash or by check or other consideration permitted pursuant to Section 1(b) hereof of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised, determined in accordance with the provisions hereof. The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment as provided in Section 3 hereof.

      This Warrant is one of a series of Warrants issued for shares of Common Stock of the Company pursuant to that certain Securities Purchase Agreement, dated September 9, 2004, by and among the Company and various purchasers (collectively, the "WARRANT SERIES").

      This Warrant is subject to the following terms and conditions:

1.    EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

      (a) General. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which (i) this Warrant shall have been surrendered, properly endorsed, (ii) the completed, executed Form of Subscription shall have been surrendered, and (iii) payment shall have been made to the Company for such shares, in each case, at the Company's address set forth above (or at such other location as the Company may advise the Holder in writing). Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised, and in any event, within ten (10) days of such exercise. In case of a purchase of less than all the shares that may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase, to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of the Holder.

      (b) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

      X = Y (A-B)
          -------
             A

      Where:

            X = the number of shares of Common Stock to be issued to the Holder;

            Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

            A = the fair market value of one share of the Company's Common Stock (at the date of such calculation); and

            B = Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, "FAIR MARKET VALUE" shall mean with respect to the Common Stock on any date in question the average of the closing sales prices per share of the Common Stock for the previous fifteen (15) consecutive trading days (i) on the principal securities exchange or trading market where the Common Stock is listed or traded or, if the foregoing does not apply, (ii) in the over-the-counter market on the electronic bulletin board for the Common Stock or, if, and only if, no trading price is reported for the Common Stock, then (iii) its fair market value shall be as determined, in good faith by the board of directors of the Company.

      (c) Common Stock Legend. Upon any exercise of the Warrants, certificates representing the shares of Common Stock shall bear a restrictive legend substantially identical to that set forth on the face of this Warrant.

2.    SHARES TO BE FULLY PAID; RESERVATION OF SHARES.

      The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duty authorized, validly issued, fully paid and nonassessable and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this

Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise.

3.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

      The Exercise Price and the number of shares (or amount of other securities or property) purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. This Section shall not require an adjustment to the Exercise Price in connection with any dividends paid in cash or upon any sale of shares of Common Stock for a per share price that is less than the Exercise Price.

      (a) Subdivision or Combination of Stock. If the Company shall effect a stock dividend or stock split or subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such stock dividend, stock split or subdivision shall be proportionately reduced, and conversely, if the Company shall effect a reverse stock split or combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such reverse stock split or combination shall be proportionately increased. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

      (b) Dividends in Common Stock, Other Stock, Property, Reclassification. If the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

            (i) Common Stock or any shares of stock or other securities that are directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than shares of Common Stock issued as a stock dividend, stock split or subdivision, adjustments in respect of which shall be covered by the terms of Section 3(a) above),

            (ii) any cash paid or payable otherwise than as a cash dividend (other than a liquidation or dissolution, which shall be covered by the terms of Section 3(d) below), or

            (iii) additional shares of Common Stock or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, reorganization, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock dividend, stock split or subdivision, adjustments in respect of which shall be covered by the terms of Section 3(a) above), then, and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable upon such exercise, and without payment of any additional consideration therefor, the amount of stock and other securities and property

(including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

      (c)Reorganization, Reclassification, Consolidation, Merger or Sale. If any reclassification, recapitalization or reorganization, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other similar transaction, shall be effected in such a way that holders of Common Stock shall be entitled to receive, with respect to or in exchange for their shares of Common Stock, securities or other assets or property (an "ORGANIC CHANGE") and the Company is the resulting or surviving corporation of such Organic Change, then, as a condition of such Organic Change, provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company purchasable and receivable upon the exercise of this Warrant immediately prior to such Organic Change) such shares of stock, securities or other assets or property as may be issued or payable in connection with such Organic Change with respect to or in exchange for the number of outstanding shares of such Common Stock purchasable and receivable upon the exercise of this Warrant immediately prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares (or amount of stock, other securities or property) purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or property thereafter deliverable upon the exercise hereof. In the event of any Organic Change pursuant to which the Company is not the surviving or resulting corporation, prior to the consummation thereof, the corporation resulting from such Organic Change or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

      (d) Liquidation or Dissolution. In the event of a proposed dissolution or liquidation of the Company, this Warrant will terminate immediately prior to the consummation of such proposed action, so long as the Company has delivered the notice required by Section 3(f)(iv) below.

      (e) Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this
Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares or other securities or property available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares or other securities or property as the Holder have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

      (f) Notices of Change.

            (i) Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment,

            (ii) The Company shall give written notice to the Holder at least ten (10) business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions,

            (iii) The Company shall also give written notice to the Holder at least ten (10) business days prior to the date on which an Organic Change shall take place, and

            (iv) The Company shall give written notice to the Holder at least ten (10) business days prior to the effective date of any proposed liquidation or dissolution of the Company.

      (g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

      (h) Adjustments. Notwithstanding any provision of this Section 3, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments that by reason of this
Section 3(h) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment.

4.    REGISTRATION RIGHTS.

      Shares of Common Stock issued upon exercise of this Warrant shall be registrable and subject to the terms of that certain Registration Rights Agreement dated as of date hereof by and among the Company and various purchasers, by which the Company has agreed to file a registration statement for the resale of the shares of Common Stock.

5.    ISSUE TAX

      The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

6.    NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY.

      Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except as provided herein, no dividends or interest shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

7.    TRANSFER; DIVISION AND COMBINATION.

      (a) Transfer Restricted. This Warrant, and any rights hereunder, may not be assigned or transferred, except as provided in the legend hereon and in accordance with and subject to provisions of

(i) all applicable state securities laws, and (ii) the Securities Act, and the rules and regulations promulgated thereunder. Any purported transfer or assignment made other than in accordance with this Section 7 shall be null and void and of no force and effect.

      (b) Assignment. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal place of business as set forth above with a Form of Assignment in substantially the form attached hereto duly completed and executed and funds sufficient to pay any transfer tax, if any. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment in the amount so assigned and this Warrant shall be promptly canceled; provided, however, that in the event that Holder hereof shall assign or transfer less thank the full amount of this Warrant, a new Warrant evidencing the remaining portion of this Warrant not so assigned or transferred shall be issued in the name of the Holder.

      (c) Division and Combination. This Warrant may divided or combined with other Warrants upon presentation and surrender hereof at the principal place of business of the Company as set forth above, together with a written notice specifying the names and denominations in which new Warrants are to be issued signed by the Holder. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants of like tenor in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

      (d) Non-Interference. The Company shall not close its books against the transfer of this Warrant or any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

8.    REGISTER.

      The Company will maintain a register containing the names and addresses of the registered Holders of the Warrants (the "WARRANT REGISTER"). The Holder may change his or its address as shown on the Warrant Register at any time by giving written notice to the Company requesting such change.

9.    FRACTIONAL SHARES.

      No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

10.   MISCELLANEOUS.

      (a) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor on such exercise, and (ii) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

      (b) Amendments. Any term of this Warrant may be amended with the written consent of the Company and the Holders of Warrants constituting the Warrant Series representing not less than fifty percent (50%) of the shares of Common Stock issuable upon exercise of any and all outstanding Warrants constituting the Warrant Series, even without the consent of the Holder. Any amendment effected in accordance with this Section 10(b) shall be binding upon each Holder of any of the Warrants constituting the Warrant Series, each future Holder of all such Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such Holder in connection with such consent that is not given ratably to all such Holders, and that such amendment must apply to all such Holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their Warrants. The Company shall promptly give notice to all Holders of the Warrants constituting the Warrant Series of any amendment effected in accordance with this Section 10(b).

      (c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as on the Warrant Register or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

      (d) Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the covenants and agreements of the Company shall inure to the benefit of the permitted successors and assigns of the Holder hereof.

      (e) Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS BETWEEN RESIDENTS OF DELAWARE WHOLLY EXECUTED AND WHOLLY PERFORMED THEREIN.

      (f) Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

      (g) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of issuance written above.

                                                  COMPANY:

                                                  DIGITAL LIFESTYLES GROUP, INC.

                                                  By: __________________________
                                                  Name: ________________________
                                                  Title: _______________________

ATTEST:

_______________________________________
Secretary

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION

                                                      Date:  ____________, 200_
Digital Lifestyles Group, Inc.
1001 S. Capital of Texas Highway
Building I, Suite 210
Austin, Texas  78746

Attn: Chief Financial Officer

Ladies and Gentlemen:

[ ] The undersigned hereby elects to exercise the warrant issued to it by Digital Lifestyles Group, Inc. (the "COMPANY') and dated September 9, 2004 (the "WARRANT") and to purchase thereunder ________ shares of the Common Stock of the Company (the "SHARES") at a purchase price of $0.475 per Share for an aggregate purchase price of ______________Dollars ($______) (the "EXERCISE PRICE"). Pursuant to the terms of the Warrant, the undersigned has delivered the Exercise Price herewith in full in cash or by certified check or wire transfer.

[ ] The undersigned hereby elects to convert ________________percent (___%) of the value of the Warrant pursuant to the Net Exercise provisions of
         Section 1(b) of the Warrant.

In connection with the exercise of the Warrant to purchase the number of shares specified above, undersigned makes the following representations and covenants:

      1. The undersigned is an "Accredited Investor," as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

      2. The undersigned is purchasing the Shares for the undersigned's own account, or for one or more investor accounts for which the undersigned is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

      3. The undersigned has had access to such financial and other information concerning the Company and the Shares that the undersigned has deemed necessary in connection with a decision to purchase the Shares, including an opportunity to ask questions of and request information from the Company.

                                           Very truly yours,

                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________

                                    EXHIBIT B

                                 ASSIGNMENT FORM

     (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant)

      FOR VALUE RECEIVED,_______ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. 2004- _____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee              Address                            No. of Shares

By:________________________________
     Name:_________________________
     Title:________________________

Signature Guaranteed:

By:_______________________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                   EXHIBIT B


                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF SEPTEMBER 9, 2004

                                  BY AND AMONG

                         DIGITAL LIFESTYLES GROUP, INC.

                                       AND

                               THE INVESTORS NAMED
                             ON THE SIGNATURE PAGES
                                     HERETO

                                       AND

                           WESTECH CAPITAL CORPORATION

                                TABLE OF CONTENTS

DEFINITIONS.....................................................................................    1

SHELF REGISTRATION..............................................................................    3

PIGGYBACK REGISTRATION..........................................................................    5

REGISTRATION PROCEDURES.........................................................................    6

REGISTRATION EXPENSES...........................................................................    9

INDEMNIFICATION.................................................................................    9

CONTRIBUTION....................................................................................   11

REPORTS UNDER THE EXCHANGE ACT..................................................................   11

MISCELLANEOUS...................................................................................   11

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of September 9, 2004 (the "EXECUTION DATE"), by and among Digital Lifestyles Group, Inc., a Delaware corporation (the "COMPANY"), and the investors named on the signature pages hereto (each, individually, an "INVESTOR" and, collectively, the "INVESTORS"), and Westech Capital Corporation, as designee of Tejas Securities Group, Inc. ("WESTECH"). The Investors have agreed to purchase from the Company, pursuant to the Purchase Agreement (as defined below), 14,450,858 shares (the "SHARES") of the Company's common stock, par value $0.03 per share (the "COMMON STOCK"), and warrants to purchase 7,225,426 shares of Common Stock (the "WARRANTS").

      This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), by and among the Company and the Investors. In order to induce the Investors to purchase the Shares and Warrants, and for the benefit of the Holders from time to time of the Registrable Securities (as defined below), the Company has agreed to provide the registration rights set forth in this Agreement.

      The parties hereby agree as follows:

1. DEFINITIONS.

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      "ACT" - As defined in the final paragraph of this Section 1.

      "AGREEMENT" - As defined in the preamble hereto.

      "BUSINESS DAY" - A day other than a Saturday, a Sunday, a day on which the banking institutions in the State and City of New York are authorized or obligated by law or executive order to close or a day that is declared a national or New York state holiday.

      "COMMISSION" - Securities and Exchange Commission.

      "COMMON STOCK" - As defined in the preamble hereto.

      "COMPANY" - As defined in the preamble hereto.

      "COMPANY COUNSEL" - As defined in Section 2(a) hereof.

      "CONTROLLING PERSON" - As defined in Section 5(a) hereof.

      "DAMAGES WARRANT" - As defined in Section 2(c) hereof.

      "EFFECTIVENESS PERIOD" - As defined in Section 2(a)(ii) hereof.

      "EFFECTIVENESS TARGET DATE" - The 65th day after the Execution Date; provided, however, that if the Commission subjects the Shelf Registration Statement to a review and has written comments that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Target Date shall be the 95th day after the Execution Date.

      "EXCHANGE ACT" - Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "EXECUTION DATE" - As defined in the preamble hereto.

      "HOLDER" - Each registered owner of any Registrable Security.

      "INDEMNIFIED HOLDER" - As defined in Section 5(a) hereof.

      "INVESTORS" - As defined in the preamble hereto.

      "LOSSES" - As defined in Section 5(a) hereof.

      "OUTSIDE INVESTORS" " - As defined in Section 2(c) hereof.

      "PERSON" - A corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

      "PROSPECTUS" - The prospectus included in the Shelf Registration Statement, as amended or supplemented including, without limitation, by any post-effective amendments thereto, and all material incorporated by reference into such prospectus.

      "PURCHASE AGREEMENT" - As defined in the preamble hereto.

      "REGISTRABLE SECURITIES" - Means (a) the Shares, (b) the Warrant Shares, and (c) any securities issued or issuable upon any stock split, divided or other distribution, recapitalization or similar event with respect to any securities referenced in (a) or (b) above, in each case until the earliest to occur of (x) the date on which such Share, Warrant or other security, as the case may be, has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, or (y) the date on which such Share, Warrant Share or other security, as the case may be, has been sold to the public in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or is transferable to the public pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto).

      "REQUISITE INFORMATION" - As defined in Section 2(b) hereof.

      "SECURITIES ACT" - Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "SHARES" - As defined in the preamble hereto.

      "SHELF REGISTRATION STATEMENT" - As defined in Section 2(a) hereof.

      "SUSPENSION PERIOD" - As defined in Section 2(d) hereof.

      "TARGETED FILING DATE" - The 21st day after the Execution Date.

      "UNDERWRITTEN OFFERING" - A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

      "WARRANTS" - As defined in the preamble hereto.

      "WARRANT SHARES" - The shares of Common Stock or other equity securities issued or issuable upon exercise of the Warrants, Damages Warrants, if any, and the 1,000,000 shares of Common Stock or other equity securities issued or issuable upon exercise of that certain Warrant to Purchase Shares of Common Stock dated the date hereof issued to Westech.

      "WESTECH" - As defined in the preamble hereto.

      References herein to the term "Holders of a majority in aggregate principal amount of Registrable Securities" or words to a similar effect shall mean, with respect to any request, notice, demand, objection or other action by the holders of Registrable Securities hereunder or pursuant hereto (each, an "ACT"), registered holders of a number of shares of then outstanding Common Stock constituting Registrable Securities and an aggregate amount of then outstanding Warrants exercisable for Registrable Securities, such that the sum of such shares of Common Stock and the shares of Common Stock issuable upon exercise of such Warrants constitute in excess of 50% of the sum of all of the then outstanding shares of Common Stock constituting Registrable Securities and the number of shares of Common Stock issuable upon exercise of then outstanding Warrants exercisable for Registrable Securities. For purposes of the immediately preceding sentence, any Holder may elect to take any Act with respect to all or any portion of the Registrable Securities held by it and only the portion as to which such Act is taken shall be included in the numerator of the fraction described in the preceding sentence.

2. SHELF REGISTRATION.

      (a)   The Company hereby agrees to use its best efforts to:

            (i) file with the Commission no later than the Targeted Filing Date, a registration statement on Form S-1 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision thereto) covering all of the Registrable Securities (the "SHELF REGISTRATION STATEMENT"); and

            (ii) cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act by the Effectiveness Target Date, and use all reasonable efforts to keep the Shelf Registration Statement continuously effective and available for resale of the Registrable Securities under the Securities Act for the period (the "EFFECTIVENESS PERIOD") ending on the earliest of (A) the date that is two years after the date on which all the Shares are issued (including those issued pursuant to Purchase Agreement at any closing occurring after the Execution Date) to the Investors; provided, such date shall be extended by the amount of time of any Suspension Period; (B) the date on which there ceases to be outstanding any Registrable Securities; and (C) the date on which the Company receives an opinion from its legal counsel ("COMPANY COUNSEL") to the effect that all Registrable Securities can be freely traded without the continued effectiveness of the Shelf Registration Statement and the Company has instructed the transfer agent for the Shares and Warrant Shares that any legends on the certificate representing such Shares or Warrant Shares that restrict the transfer of such Shares or Warrant Shares shall be removed upon presentation to the transfer agent of any such certificate. Thereafter, the Company shall be entitled to withdraw the Shelf Registration Statement and, upon such withdrawal, the Investors shall have no further right to offer or sell any of the Registrable Securities pursuant to the Shelf Registration Statement (or any Prospectus relating thereto).

Notwithstanding anything contained within to the contrary, the Company shall have the right to convert the Shelf Registration Statement to a registration statement on Form S-2 or Form S-3 or file a new registration statement on Form S-2 or Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision thereto) covering all the Registrable Securities and, upon the declaration of effectiveness thereof by the Commission, the

Company shall have the right to withdraw the Shelf Registration Statement (in which event, such registration statement on Form S-2 or Form S-3 will be deemed to be a "SHELF REGISTRATION STATEMENT," for the purposes of this Agreement, including the Company's obligations with respect thereto).

      (b) The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company, within ten calendar days after written request therefor has been made by the Company, such information regarding the distribution of such Holder's Registrable Securities as is required by law to be disclosed in the Shelf Registration Statement (the "REQUISITE INFORMATION").

      The Company shall file prospectus supplements pursuant to Rule 424 under the Securities Act (or any successor provision thereto) to amend or supplement the Shelf Registration Statement to include in the Shelf Registration Statement the Requisite Information as to each Holder (and the Registrable Securities held by such Holder) that provides notice to the Company of the Requisite Information. The Company shall file such a prospectus supplement with the Commission no less than once every twenty Business Days if during such period the Company receives notice from any Holder which includes the Requisite Information with respect to any such Holder. The Company shall provide each Holder a copy of such Prospectus as so amended or supplemented containing the Requisite Information within three Business Days of filing such Prospectus with the Commission in order to permit such Holder to comply with the prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Registrable Securities.

      No Holder shall be entitled to use the Prospectus unless and until such Holder shall have furnished the information required by this Section 2(b) in accordance with the first or second paragraph hereof and such information with respect to such Holder shall have been included in the Prospectus. If any information furnished to the Company by a Holder for inclusion in the Shelf Registration Statement or the Prospectus becomes materially misleading, such Holder agrees (i) to furnish promptly to the Company all information required to be disclosed in such Shelf Registration Statement in order to make the information previously furnished to the Company not materially misleading and
(ii) to stop selling or offering for sale Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of a supplemented or amended Prospectus as contemplated by Section 4(b)(xii) hereof.

      (c) The Company and each Investor that is not an officer or director of the Company or an affiliate or associate of an officer or director of the Company (the "OUTSIDE INVESTORS") agree that the Outside Investors will suffer damages if the Company fails to fulfill its obligations pursuant to Section 2(a)(i) hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, (i) if the Shelf Registration Statement has not been filed with the Commission by or on the Targeted Filing Date, the Company hereby agrees, as a sole remedy and as liquidated damages to the Outside Investors, to issue to each Outside Investor with respect to each Warrant held by such Outside Investor an additional warrant, with the same terms and conditions and exercise price as such Warrant, to purchase the number of shares of Common Stock equal to 50% of the number of Warrant Shares issuable upon exercise of such Warrant held by such Outside Investor (the "DAMAGES WARRANT"), and (ii) if the Shelf Registration Statement has not been filed with the Commission by or on the 45th day of after the Execution Date, the Company hereby agrees, as a sole remedy and as liquidated damages to the Outside Investors, to issue to each Outside Investor with respect to each Warrant held by such Outside Investor, an additional Damages Warrant, with the same terms and conditions and exercise price as such Warrant, to purchase the number of shares of Common Stock equal to 50% of the number of Warrant Shares issuable upon exercise of such Warrant held by such Outside Investor. No Damages Warrant shall be issued in respect of any Damages Warrant.

      (d) Notwithstanding anything in this Section 2 to the contrary, if the Company shall furnish to the Investors a certificate signed by the President or Chief Executive Officer of the Company stating that the Company's Board of Directors has made the good faith determination (i) that the continued use by the Investors of the Shelf Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant hereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in the Shelf Registration Statement (or the Prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would not be in the best interests of the Company and (iii) that it is therefore essential to suspend the use by the Investors of the Shelf Registration Statement (and the Prospectus relating thereto), then the right of the Investors to use the Shelf Registration Statement (and the Prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto shall be suspended for a period (the "SUSPENSION PERIOD") not greater than sixty (60) Business Days during any consecutive twelve (12) month period, which shall include no more than thirty (30) consecutive Business Days. During the Suspension Period, the Investors shall not offer or sell any Registrable Securities pursuant to or in reliance upon the Shelf Registration Statement (or the Prospectus relating thereto). The Company agrees that, as promptly as possible, but in no event later than three (3) Business Days, after the consummation, abandonment or public disclosure of the event or transaction that caused the Company to suspend the use of the Shelf Registration Statement (and the Prospectus relating thereto) pursuant to this Section 2(d), the Company will lift any suspension, provide the Investors with revised Prospectuses, if required, and will notify the Investors of their ability to effect offers or sales of Registrable Securities pursuant to or in reliance upon the Shelf Registration Statement.

3. PIGGYBACK REGISTRATION.

      (a) If at any time during the Effectiveness Period any Registrable Securities are not able to be resold pursuant to an effective Shelf Registration Statement, and the Company proposes to register any of its equity securities under the Securities Act, whether as a result of an offering for its own account or the account of others (but excluding any registrations to be effected on Forms S-4 or S-8 or other applicable successor Forms), the Company shall, each such time, give to the Investors twenty (20) days' prior written notice of its intent to do so, and such notice shall describe the proposed registration and shall offer such Investors the opportunity to register such number of Registrable Securities as each such Investor may request. Upon the written request of any Investor given to the Company within fifteen (15) days after the receipt of any such notice by the Company, the Company shall include in such registration all or part of the Registrable Securities of such Investor, to the extent requested to be registered.

      (b) If a registration pursuant to Section 3 hereof involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Investors to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in this Section 3 to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of shares of Common Stock requested to be included in such registration for the account of the Company and any stockholders of the Company (excluding the Investors) that have the right to demand or request the inclusion in such registration of shares of Common Stock held by such stockholders, allocated amongst them in any manner that the Company and such stockholders agree upon, and (ii) second, any shares of Common Stock proposed to be included in such registration for the account of the Investors.

      (c) In connection with any offering under this Section 3 involving an underwriting of shares, the Company shall not be required under this Section 3 or otherwise to include the Registrable Securities of any Investor therein unless such Investor accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.

4. REGISTRATION PROCEDURES.

      (a) The parties hereto agree that the initial filing and declaration of effectiveness of the Shelf Registration Statement shall not contemplate an Underwritten Offering and the Company shall not be required to cooperate with any Underwritten Offering prior to such declaration of effectiveness. Although the Holders may after the declaration of effectiveness of the Shelf Registration Statement engage underwriters in connection with their distribution of Registrable Securities and the Company will cooperate with any reasonable requests for its cooperation in connection with any such engagement, the Company shall in no event be required to pay any expenses associated with any such Underwritten Offering, except as otherwise specified herein.

      (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement, during the Effectiveness Period the Company shall:

            (i) use all reasonable efforts to keep the Shelf Registration Statement continuously effective for the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) to not be effective or to not be usable for resales of Registrable Securities during the Effectiveness Period, the Company shall in the case of clause (A) file promptly an appropriate amendment to the Shelf Registration Statement or a supplement to the Prospectus correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use all reasonable efforts to cause such amendment, if applicable, to be declared effective or the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter;

            (ii) furnish to each of the Investors and to counsel for the Investors, before filing with the Commission, copies of the Shelf Registration Statement and the Prospectus included therein, and any pre-effective amendments thereof, which documents shall be subject to the review of the Investors and such counsel for a period of at least three Business Days; and shall consider any requests for additions to or modifications of the Shelf Registration Statement and the Prospectus included therein and any pre-effective amendments thereto reasonably made by any Investor or counsel for the Investors;

            (iii) use all reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; use all reasonable efforts to cause the Prospectus to be supplemented by any required Prospectus supplement within the time period specified in Section 2(b) hereof, and as so supplemented, cause the Prospectus to be filed pursuant to Rule 424 under the Securities Act and to comply fully with the applicable provisions of Rule 424 under the Securities Act in a timely manner; and use all reasonable efforts to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus;

            (iv) Cooperate with any reasonable due diligence investigation undertaken by the Investors, and any attorney, accountant or other agent retained by the Investors, in connection with the sale of the Registrable Securities, including, without limitation, making available any documents and information; provided, however, that the Company will not deliver or make available to any Outside Investor material, nonpublic information unless such Outside Investor specifically requests and consents in advance in writing to receive such material, nonpublic information and, if requested by the Company, such Outside Investor agrees in writing to treat such information as confidential.

            (v) use all reasonable efforts to notify the selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus, any Prospectus supplement or any post-effective amendment to the Shelf Registration Statement applicable to such Holder has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction or of the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or of the happening of any event (but not the substance or details of any such fact or event) that makes untrue any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading;

            (vi) if at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, use all reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

            (vii) if requested by any selling Holder, within the time period specified in Section 2(b) hereof, use all reasonable efforts to incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment, if necessary, such Requisite Information as such selling Holders request to have included therein, and use all reasonable efforts to make all required filings of any such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this
      Section 4(b)(vii) that would, in the opinion of Company Counsel, violate applicable law or to include information to which the Company reasonably objects;

            (viii) deliver to each selling Holder, without charge, as many copies of the Shelf Registration Statement and the Prospectus (including each preliminary prospectus intended for public distribution) (including documents incorporated by reference therein and exhibits thereto) and any amendment or supplement thereto as such selling Holder reasonably may request; subject to Section 4(c) below, the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto in conformity with the Plan of Distribution set forth in the Prospectus and in compliance with all applicable laws and this Agreement;

            (ix) take all such other actions in connection therewith as are reasonable and customary in order to expedite or facilitate the disposition of the Registrable Securities pursuant to the Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Investor or by any Holder of Registrable Securities in connection with any sale or resale pursuant to the Shelf Registration Statement contemplated by this Agreement;

            (x) prior to any public offering of Registrable Securities, cooperate with the selling Holders, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such domestic jurisdictions as the selling Holders may reasonably request; and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not now so qualified, (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject, or
      (C) subject itself to taxation in any jurisdiction if it is not so subject;

            (xi) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders may request, provided that such request is made at least two Business Days prior to any sale of Registrable Securities;

            (xii) as soon as reasonably practicable after the occurrence of any fact or event of the kind described in Section 4(b)(v)(D) above, use all reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary, to make the statements made therein not misleading in the light of the circumstances in which they were made; provided, however, that notwithstanding anything to the contrary herein, the Company shall not be required to prepare and file such a supplement or post-effective amendment or document if the fact no longer exists; and

            (xiii) provide promptly to each Holder upon request any document filed with the Commission pursuant to the requirements of Section 13 or
      Section 15 of the Exchange Act.

      (c) Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Company of the existence of any fact or event of the kind described in Section 4(b)(v)(D) hereof, such Holder shall: (i) keep the fact of such notice confidential and (ii) stop selling or offering for sale Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of a supplemented or amended Prospectus as contemplated by Section 4(b)(xii) hereof, or until it receives advice in writing from the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (it being understood and agreed by the Company that the foregoing shall in no way diminish or otherwise impair the Company's obligation to as promptly as possible prepare a Prospectus amendment or supplement as above provided in Section 4(b)(xii) and deliver copies of same as above provided in Section 4(b)(vii) hereof), and it being further understood that, in the case of the Shelf Registration Statement, any such period during which the Investors are restricted from offering or selling Registrable Securities shall constitute a Suspension Period. If so directed by the Company, each Holder shall deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice.

      (d) The Company shall have no obligation to keep a Prospectus usable with respect to a particular Holder or to give notice that a Prospectus is not usable by such Holder to the extent such Prospectus is not usable by such Holder because current Requisite Information with respect to such Holder is not included therein because such Holder has not provided such information to the Company in accordance with Section 2(b).

5. REGISTRATION EXPENSES.

      The following expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company regardless of whether the Shelf Registration Statement becomes effective: (a) all registration and filing fees and expenses; (b) all fees and expenses associated with compliance with federal securities and Blue Sky or state securities laws; (c) all expenses of printing of copying, messenger and delivery services and telephone; (d) all fees and disbursements of Company Counsel; (e) all fees and disbursements of independent certified public accountants of the Company; and
(f) reasonable fees and disbursements for one firm acting as counsel to the Investors in connection with the preparation and filing of the Shelf Registration Statement.

      The Company shall, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

6. INDEMNIFICATION.

      (a) The Company agrees to indemnify and hold harmless (i) each Holder and
(ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING PERSON") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, "LOSSES"), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Holder for use as specified therein; and provided further, however, that the foregoing indemnity shall not inure to the benefit of any Indemnified Holder if the person asserting such Loss (A) purchased a Registrable Security and the Indemnified Holder, or someone acting on the Indemnified Holder's behalf, did not deliver to such person at or prior to the written confirmation of the sale of such Registrable Security a Prospectus (as then amended or supplemented, if the Company furnished or made available to the Indemnified Holder free of charge any amendments or supplements thereto prior to such purchase by the person asserting such Loss) and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense; or (B) received a

Prospectus or an amendment or supplement thereto in violation of Section 4(c) of this Agreement if such violation caused such Loss. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement that involves the Company or any Indemnified Holder.

      (b) In case any action or proceeding (including, without limitation, any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing; provided, however, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement except to the extent the Company is prejudiced by such failure. In case any such action is brought against an Indemnified Holder, and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein, and to the extent it elects by written notice delivered to the Indemnified Holder promptly after receiving the aforesaid notice from such Indemnified Holder, to assume and control the defense thereof with counsel reasonably satisfactory to such Indemnified Holder. Notwithstanding the foregoing, the Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder; provided, however, that the fees and expenses of such counsel shall be at the expense of the Company if (i) the Company has failed to assume the defense of such action or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Holder and the Company and such Indemnified Holder shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company; provided, further, that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel, which firm shall be designated by the Indemnified Holders and shall be subject to the Company's approval, not to be unreasonably withheld, in connection with any action or separate but related actions in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's prior written consent, which consent shall not be unreasonably withheld or delayed, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any Loss by reason of any settlement of any action effected with the Company's written consent. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of a judgment in or otherwise seek to terminate any pending or threatened litigation or proceeding in respect of which indemnification or contribution may be sought hereunder, unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and no finding of fault by any Indemnified Holder.

      (c) Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, each Holder selling Registrable Securities under Shelf Registration Statement, each such Holder's directors and officers, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Holder, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished by such Holder for use in the Shelf Registration Statement or Prospectus and used in the Shelf Registration Statement or Prospectus in the manner specified by such Holder; provided, however, that the maximum amount of liability of such Investor hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by such Investor from the sale of Registrable Securities covered by such Shelf Registration Statement; and provided, further, however, that the indemnity agreement contained in this Section 7(c) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of such

Investor against which the request for indemnity is being made (which consent shall not be unreasonably withheld). In case any action or proceeding shall be brought against any of the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company, and each of the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

7. CONTRIBUTION.

      If the indemnification provided for in Section 5 hereof is unavailable to a party entitled to indemnification in respect of any Losses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from their sale of Registrable Securities or (b) if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability of any Investor hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by such Investor from the sale of Registrable Securities covered by the Shelf Registration Statement. The relative fault of the Company on the one hand of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by a Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of each indemnifying party set forth herein shall be in addition to any liability or obligation such indemnifying party may otherwise have to any indemnified party, including under this Agreement.

8. REPORTS UNDER THE EXCHANGE ACT.

      With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Investors to sell the Registrable Securities to the public without registration, the Company agrees during the Effectiveness Period to use best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the Commission in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, and (iii) as long as any Investor owns any Shares or Warrant Shares, to furnish in writing upon such Investor's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual and quarterly reports of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Investor of any rule or regulation of the Commission permitting the selling of any such Shares without registration.

9. MISCELLANEOUS.

      (a) The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of Registrable Securities.

      (b) All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return-receipt requested), or courier guaranteeing overnight delivery:

            (i) if to a Holder, at the address set forth on the stock register or other records of the Company; and

            (ii) if to the Company:

                   Digital Lifestyles Group, Inc.
                   1001 S. Capital of Texas Highway
                   Building I, Suite 200
                   Austin, Texas  78746
                   Attention:  Theodore B. Muftic, Chief Financial Officer

                   with a copy to:

                   Digital Lifestyles Group, Inc.
                   1001 S. Capital of Texas Highway
                   Building I, Suite 200
                   Austin, Texas  78746
                   Attention:  J. William Wilson, General Counsel

      All such notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

      (c) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless such successor or assignee and Holder provide the Company with written notice at the time of such succession or assignment stating the name of such successor or assignee and identifying the Registrable Securities as to which this Agreement is being assigned; provided, however, that any such assignee or successor shall receive such Registrable Securities subject to all the terms and conditions of this Agreement, including without limitation, Section 5, and shall thereafter be deemed a "Holder" for all purposes under this Agreement.

      (d) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (g) THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS BETWEEN RESIDENTS OF DELAWARE WHOLLY EXECUTED AND WHOLLY PERFORMED THEREIN.

      (h) In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions contained herein shall not be affected or impaired thereby.

      (i) This Agreement, together with the Purchase Agreement and other Agreements referred to in the Purchase Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    COMPANY:

                                    DIGITAL LIFESTYLES GROUP, INC.



                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    WESTECH:

                                    WESTECH CAPITAL CORPORATION,
                                    AS DESIGNEE OF TEJAS SECURITIES GROUP, INC.



                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                     SIGNATURE PAGES OF INVESTORS TO FOLLOW]

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    INVESTOR:

                                    [__________________________________________]

                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                                 FORM OF OPINION

      1. The Company is a corporation validly existing and in good standing under the Delaware General Corporation Law (the "DGCL").

      2. The Company has the requisite corporate power and authority to conduct its business as described in the Form 10-K filed by the Company with the Securities and Exchange Commission for the fiscal year ended December 31, 2003 and to execute and deliver, and to perform all of its obligations under, the Transaction Agreements, including, without limitation, the issuance of the Shares, the Warrants and (upon exercise of the Warrants) the shares of Common Stock issuable upon the exercise of the Warrants (the "WARRANT SHARES").

      3. Each of the Transaction Agreements has been duly authorized and has been validly executed and delivered on behalf of the Company.

      4. Neither the execution and delivery by the Company of the Transaction Agreements, nor the performance by the Company of its obligations thereunder in accordance with the terms thereof, will violate (A) the Company's Certificate of Incorporation, as amended, (B) the Company's Bylaws, as amended, (C) the DGCL or (D) any federal or Texas laws.

      5. The total number of shares of all classes of capital stock that the Company has the authority to issue is one hundred and five million (105,000,000), of which one hundred million (100,000,000) are shares of Common Stock and five million (5,000,000) are shares of preferred stock, having a par value of $0.01 per share.

      6. Each of the Transaction Agreements constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      7. None of (A) the offer, issuance, sale and delivery by the Company of the Shares, (B) the original issuance of the Warrants, or (C) the issuance by the Company of the Warrant Shares will require registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"); provided, however, that we express no opinion as to any subsequent resale of the Shares, Warrants or Warrant Shares or as to whether the Shares, Warrants or Warrant Shares will be subject to restrictions on transfer.

      8. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with, any federal or state governmental authority (collectively, "GOVERNMENTAL APPROVALS") is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under the Transaction Agreements, except for such qualifications or filings under applicable securities laws as may be required to be made after the Closing in connection with the transactions contemplated by the Purchase Agreement.

      9. The Shares, upon sale and issuance in accordance with the terms of the Purchase Agreement (including, without limitation, the payment by the Purchasers of the purchase price therefor), and the Warrant Shares, upon issuance in accordance with the terms of the Warrants (including, without limitation, the payment of the exercise price therefor), will be duly authorized, validly issued, fully paid and nonassessable.

                                       C-1